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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-74784 on Form S-8 and No.'s 333-68001 and 333-114917 on Form S-3 of our
report dated March 14, 2005, relating to the financial statements and financial statement schedule of Noble International, Ltd. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Noble International, Ltd. for the year ended December 31, 2004.

Deloitte & Touche LLP

Detroit, Michigan

March 14, 2005